Exhibit 99.1

USA Equities Corp. Acquires AllergiEnd®Assets

●	Acquisition Strengthens USAQ Business Model and Strategic Position
●	Purchase includes AllergiEnd® Method Patent, Trademark and Website
●	AllergiEnd®’s Product Portfolio Favorably Aligned with Industry Growth Drivers and Trends

West Palm Beach, FL – June 24, 2021 – USA Equities Corp. (OTCQB: USAQ), a company focused on value-based healthcare solutions and physician-directed digital medicine, today announced it has acquired the method patent, trademark and website associated with AllergiEnd®’s diagnostic and allergen immunotherapy product portfolio from MedScience Research Group, Inc.

“We continue to strengthen our growing medical device technology and software platform with today’s announced acquisition of the AllergiEnd® intellectual properties. These properties are a great strategic fit that further support our recurring revenue business model focused on non-specialist medical practitioners, which is a large and growing addressable market. We are very well positioned in this market given our deep applications expertise and industry relationships,” said Troy Grogan, CEO of USA Equities Corp.

“AllergiEnd®’’s FDA-cleared diagnostic equipment and products allow primary care providers to diagnose and treat many common chronic allergies in their offices. In particular, the number of people in the U.S. affected by allergic disorders, currently estimated to be 60 million, is expected to grow at a double-digit rate while the number of full-time-equivalent allergists and immunologists is expected to decline. In addition to addressing these secular trends and enhancing patient quality of life, AllergiEnd® treatment solutions are also reimbursable from Medicare and commercial insurance providers, further driving revenue opportunities for physicians in their own practices.

“The acquisition of the AllergiEnd® assets also provides USAQ the opportunity to more fully integrate and leverage the product portfolio across our marketing platform, customer relationships and cost structure, which we expect will facilitate improvement in our margin profile over time. Finally, our pipeline of organic growth opportunities remains active and focused on expanding our distribution channels and product portfolio,” concluded Grogan

About USA Equities Corp.

USA Equities Corp. (OTCQB: USAQ) is focused on providing value-based healthcare solutions, clinical informatics and algorithmic personalized medicine including digital therapeutics, behavior-based remote patient monitoring, chronic care and preventive medicine. The Company’s products are intended to allow general practice physicians and other medical practitioners to increase revenues by cost effectively diagnosing and treating chronic diseases that are generally referred to specialists. The Company’s products and information service portfolio are directed toward prevention, early detection, management and reversal of allergies, cardio-metabolic and other chronic diseases. Our principal objectives are to develop proprietary software tools, point of care devices and approaches, providing more granular, timely and specific clinical decision-making information for practicing physicians and other health care providers to address today’s allergy prone, obese, diabetic and cardiovascular diseased populations.

For additional information, visit the Company’s website at www.USAQCorp.com

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products and potential future results and acquisitions, are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may’, ‘could’, ‘believes’, ‘estimates’, ‘targets’, ‘expects’, or ‘intends’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products and the acceptance of these products, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor & Media Contact:

Olivia Giamanco
USA Equities Corp
(929) 379-6503
IR@USAQCORP.COM